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                                                                     EXHIBIT 3.1

    STATE OF NEVADA
      AUG 06 1996
     No. C4655-95

                 CERTIFICATE AMENDING ARTICLES OF INCORPORATION

                              BRITISH PUBS USA INC.

        The undersigned, being President and Secretary of BRITISH PUBS USA INC., a Nevada Corporation, hereby certify that by majority vote of the Boards of Directors and majority vote of the stockholders at a meeting held on July 2nd, 1996, it was agreed by unanimous vote that this CERTIFICATE AMENDING ARTICLES OF INCORPORATION be filed.

        The undersigned further certify that the original Articles of Incorporation of BRITISH PUBS USA INC. were filed with the Secretary of State of Nevada on the 23rd day of March, 1995. The undersigned further certify that Articles First of the original Articles of Incorporation filed on the 23rd day of March 1995, hearin is amended to read as follows:

                                  ARTICLE FIRST

FIRST.  The name shall be
                             CAN-CAL RESOURCES LTD.

        The undersigned hearby certify that they have on this 2nd day of July, 1996, executed this Certificate Amending the original Articles of Incorporation heretofore filed with the Secretary of State of Nevada.

                                                 /s/   Carl Evans
                                             -----------------------------------
                                                      President and Secretary

State of California     )
                        )SS.
County of San Diego     )

On this 2nd day of July 1996, before me the undersigned a Notary Public in and for the County of San Diego, State of California, personally appeared Carl Evans known to be the person whose name is subscribed to the foregoing Certificate Amending Articles of Incorporation and acknowledged to me that they executed the same.

                                                      /s/     Ranji Patel
                                             -----------------------------------

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